

The LGL Group, Inc.

(AMEX: LGL)

Q4 2009 Earnings Report
March 30, 2010 10:00 a.m. EDT

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, non-GAAP financial measures may be presented. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in The LGL Group’s filings with the Securities and Exchange Commission.

These risks and uncertainties are described in more detail in The LGL Group’s Annual Report, and in The LGL Group’s Form 10-K, 10-Q and 8-K reports, and exhibits to those reports filed with the Securities and Exchange Commission.

Q4 2009 Earnings Report
March 30, 2010   10:00 a.m. EDT
Agenda



- **Introduction**
- **Business Highlights**
- **Financial Highlights**
- **Key Investment Considerations**
- **Question and Answer**

Business Highlights

Q4 2009 Business Highlights

- Q4 2009 finished strong as demonstrated by solid financial performance
- Clear signs that the business fundamentals have improved, including a positive recovery for revenues
- Efforts in 2009 to right-size and re-align the business were successful, as evidenced by a $2.6MM reduction of $2.6MM in structural costs from FY 2008 to FY 2009
- Overall market and customer positions remain strong






Q4 2009 Business Highlights

Sales/Revenues

- Another strong quarter for new orders in both the Telecomm and MISA (military-instrumentation-space-avionics) market segments
- Backlog as of the end of Q4 2009 increased 5.5% to $13.9MM as compared to Q3 2009 backlog of $13.2MM
- Revenues for Q4 2009 were $9.2MM, which represents a 26% increase over Q3 2009 of $7.3MM



Q4 2009 Business Highlights

Gross Margins - Costs - Income - Earnings Per Share

- Operating efficiencies resulted in gross margins of 31.6% for Q4 2009, which was an increase of 12.1% Q3 2009, and an increase of 6.4% compared to the same period in 2008 gross margin of 25.2%
- Structural costs in Q4 2009 were at their lowest point for all quarters of 2008 and 2009
- Company had Q4 2009 net income of $0.33MM (GAAP) and $0.71MM on an operating basis (Non-GAAP)
- Q4 2009 earnings per share of $0.15









Q4 2009 Business Highlights

H1 2010 Outlook

- Major customers report improving cash flows, increases in new orders, rising backlogs, and positive earnings
- Leading indicators for the Telecom market segment: semi-conductor industry is reporting extended lead times
- New MISA contracts won in H2 2009 will begin shipments in H1 2010 (Military Personnel Protection and Homeland Security)
- Management remains vigilant to identify other cost and productivity improvements for 2010
- Management will remain cautious and provide no guidance at this time






Financial Highlights

Financial Summary
Revenue Trend



LGL Consolidated Revenue
($MM)
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
$46
$42
$40
$40
$31
FY 2005
FY 2006
FY 2007
FY 2008
FY 2009

Note: Revenues for 2005, 2006 and a portion of 2007 includes Lynch Systems, whose operating assets were sold in 2007.

Financial Summary
Income Statement Trends

($ in millions, except EPS)	FY 2006	FY 2007	FY2008	FY 2009
Revenue	**$41.5**	**$39.5**	**$40.2**	**$31.3**
Gross Profit	**12.2**	**10.2**	**10.4**	**7.4**
% Margin	*29.5%*	*25.8%*	*25.9%*	*23.7%*
EBITDA	**0.6**	**0.3**	**0.2**	**(1.2)**
% Margin	*1.5%*	*0.8%*	*0.4%*	*(3.9%)*
Net Income	**1.0**	**(0.6)**	**(1.3)**	**(2.5)**
% Margin	*2.3%*	*(1.5%)*	*(3.2%)*	*(8.1%)*
Earnings per Share	**$0.44**	**$(0.26)**	**$(0.60)**	**$(1.15)**

Financial Summary

Capital Position as of 31.Dec.2009

Total Assets:	**$ 18.6 million**
Net Working Capital:	**$ 5.7 million**
Cash and ST Investments:	**$ 3.8 million**
Long Term Debt:	**$ 3.3 million**
Shareholders' Equity:	**$ 9.0 million**
Available Line of Credit:	**$ 2.3 million**

The Company's banking relationships remain strong. However, management is constantly reviewing its credit facilities to ensure that the Company has the greatest flexibility to fund its working capital needs as incremental growth begins.

Financial Summary

Order Backlog



($000's at quarter end)
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
-
$8,182
$9,333
$8,293
$13,221
$13,958
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009

- The backlog continues to grow, with an increase of 5.5% over Q3 2009 and an increase of more than 70.5% compared to Q4 2008
- The backlog supports the Company's ability to sustain its revenue levels over the near term

Financial Summary

Gross Margin Analysis



35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
24.8%
-1.8%
4.9%
0.6%
3.7%
31.6%
Q4 2008
Volume Effect
Materials
Labor & Benefits
Fixed
Q4 2009

- Gross margin improved in Q4 2009 as compared to the same quarter in 2008 primarily due to improvements in matierals and fixed costs which were directly driven by the Company's restructuring efforts in 2009
- The benefits of initiatives undertaken in 2009 are expected to contribute into FY 2010.

Key Investment Considerations

Key Investment Considerations

Compelling Investment Opportunity

The Company's attributes include:

- Established reputation for high quality and innovation
  - Custom engineering capabilities and advanced technological designs
  - Platform for growth into existing customer base
- Global manufacturing and sales presence
  - Target high growth electronic verticals (military, avionics, orbital space, instrumentation, mobile communications) in developed markets
  - Positioned for expansion into emerging growth markets of India and China
  - Leverage preferred position with OEM customers for complementary products
- Talented new management team in place
  - Dedicated focus on new revenue opportunities
  - Relentless drive to streamline cost structure and global supply chain

Key Investment Considerations

Blue-Chip Customer Base

The Company has a long history of providing custom-engineered, high-value products to a roster of blue chip global OEM customers...

Key Investment Considerations
Summary



LGL
Streamlined Company Structure
Improved Focus
Markets Where Engineered Products Bring Value & Growth Potential
Improved Transparency and Investor Relations
Blue-Chip Customer Base
Path to Organic Growth & Improved Bottom Line

Question and Answer

Visit us:

www.lglgroup.com
www.mtronpti.com





Contact us:

Greg Anderson, President and CEO
(E-mail: ganderson@lglgroup.com)

R. LaDuane Clifton, Chief Accounting Officer
(E-mail: lclifton@lglgroup.com)

Voice: (407) 298-2000



